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                                                                    Exhibit 5.1

                             SECORE & WALLER, L.L.P.
                            ATTORNEYS AND COUNSELORS

                            ONE GALLERIA TOWER, 2290
                             13355 NOEL ROAD, LB 75
                            DALLAS, TEXAS 75240-6657
                                 (972) 776-0200
                            TELECOPIER (972) 776-0240


                                 August 21, 2000



Board of Directors
Microwave Transmission Systems, Inc.
541 Sterling Drive
Richardson, Texas 75081

         RE:      REGISTRATION STATEMENT ON FORM S-8
                  MICROWAVE TRANSMISSION SYSTEMS, INC. 2000 BONUS PLAN

Gentlemen:

         We have acted as counsel to Microwave Transmission Systems, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about August 18, 2000 under the Securities Act of 1933, as amended (the "Securities Act"), relating to 100,000 shares of the $.001 par value common stock (the "Common Stock") of the Company that will be issued on the exercise of stock bonuses (collectively, the "Stock Bonuses") granted or that may be granted under the "Microwave Transmission Systems, Inc. 2000 Stock Bonus Plan" (the "Plan").

         You have requested the opinion of this firm with respect to the legality of the securities being registered. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Company, as both have been amended; (2) minutes and records of the corporate proceedings of the Company with respect to the Plan and related matters; (3) the Registration Statement and exhibits hereto, including the Plan listed as an exhibit to the Registration Statement; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to

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Board of Directors
August 21, 2000
Page 2


the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other information described above, and subject to the assumptions, limitations and exceptions noted below, we are of the opinion that the shares of Common Stock issued by the Company pursuant to Stock Bonuses granted under the Plan will be validly issued, fully paid and nonassessable. In issuing this opinion, we have assumed that (i) the Common Stock to be granted through Stock Bonuses in the future will be duly granted in accordance with the terms of the Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who are granted Stock Bonuses under the Plan, and (iii) the consideration for the shares of Common Stock issuable upon the grant of such Stock Bonuses is actually received by the Company as provided in the Plan or in the applicable Stock Bonus Agreement and such consideration exceeds the par value of such shares.

         This legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes or new developments that might affect any matters or opinions set forth herein.

         This opinion is limited in all respects to the Texas Business Corporation Act (the "TBCA") and our knowledge of the TBCA is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by any person other than the Company

                                                     Respectfully submitted,



                                                     /s/ SECORE & WALLER, L.L.P.